UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

TONGJI HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, D517

Las Vegas, Nevada 89103

(Address of principal executive offices) (Zip code)

(702) 479-3016

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into A Material Definitive Agreement.

Share Exchange Agreement

On December 3, 2020 (the “Effective Date”), Tongji Healthcare Group, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and between the Company, Digital Influence Inc., a Wyoming corporation doing business as Magiclytics (“Magiclytics”), each of the shareholders of Magiclytics (the “Magiclytics Shareholders”) and Christian Young, as the representative of the Magiclytics Shareholders (the “Shareholders’ Representative”). Christian Young is the President, Secretary, and a Director of the Company, and is also an officer, director, and significant shareholder of Magiclytics.

The Exchange

Pursuant to the terms of the Share Exchange Agreement, and subject to the satisfaction of the conditions as set forth therein, the Company agreed to acquire from the Magiclytics Shareholders, who hold an aggregate of 5,000 shares of Magiclytics’ common stock, par value $0.01 per share (the “Magiclytics Shares”), up to 2,550 Magiclytics Shares, representing 51% of Magiclytics’ issued and outstanding capital stock, in exchange for the issuance by the Company to the Magiclytics Shareholders of the number of shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), equal to (i) $1,400, divided by (ii) the “Share Price”, to be calculated as the first of the following which applies:

(i)	if the Company Common Stock is quoted or listed for trading on the OTC Markets or a United States or Canadian national securities exchange (as applicable, a “Trading Market”), the volume weighted average (rounded to the nearest $0.0001) of the closing price of Company Common Stock on such Trading Market during the 20 trading day period immediately prior to the Closing Date (as hereinafter defined); or
(ii)	if the Company Common Stock is not then listed or quoted for trading on a Trading Market, and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Company Common Stock so reported; and
(iii)	if such Share Price cannot be calculated pursuant to (i) or (ii) above, the Share Price will be the fair market value of a share of Company Common Stock as determined and approved by the Board of Directors of the Company and the Shareholders’ Representative.

Closings and Closing Conditions

The Magiclytics Shares to be acquired by the Company pursuant to the Share Exchange Agreement is expected to occur in multiple closings. Pursuant to the Share Exchange Agreement, the parties agreed that the Company will acquire only 255 (or 5.1%) of the Magiclytics Shares initially (the “Closing”), in exchange for the issuance of a number of shares of the Company Common Stock to the Magiclytics Shareholders calculated according to the parameters set forth above. The first business day following the date the Company acquires these initial 255 Magiclytics Shares will be the “Closing Date”.

After (and provided that) the Closing occurs, for a period from the Closing Date until December 31, 2021 (the “Call Period”), the Company will have the right to require the Magiclytics Shareholders to sell to the Company at one or more times as determined by the Company, up to 2,295 additional Magiclytics Shares. The Company shall exercise this right by delivering to the Magiclytics Shareholders a notice which shall set forth the number of Magiclytics Shares which the Company desires to buy from the Magiclytics Shareholders at such time, which shall be apportioned pro-rata between the Magiclytics Shareholders, and the total purchase price thereof, calculated as set forth above. The Company may exercise this right one or more times at any time during the Call Period (each closing of the acquisition of Magiclytics Shares in this manner, a “Call Closing”).

At the Call Closing at which the Company owns a majority of the issued and outstanding Magiclytics Shares (such time, the “Final Closing Time”), the parties agreed to take the following additional actions:

(i)	The Company will select a number of persons to be named to the Board of Directors of Magiclytics (the “Magiclytics Board”), and Magiclytics will expand the size of the Magiclytics Board to a number of persons as required such that the persons selected by the Company may be named to the Magiclytics Board and constitute a majority of the Magiclytics Board thereafter, and to name such persons as selected by the Company as directors on the Magiclytics Board;
(ii)	The Magiclytics Board will undertake such actions as required to name Christian Young as the Chief Executive Officer of Magiclytics, Wilfred Man as the President and Secretary of the Magiclytics and Simon Yu as the Chief Operating Officer of Magiclytics, and to remove any other officers of the Company;
(iii)	Immediately following the Final Closing Time, unless otherwise agreed in writing by the Company, all other officers of Magiclytics other than Christian Young, Wilfred Man, and Simon Yu shall immediately resign from all positions that such officers hold as an officer of Magiclytics, and all directors of Magiclytics other than those selected by the Company pursuant to (i) above shall resign as directors of Magiclytics; and
(iv)	Immediately following the Final Closing Time, the Company shall be responsible for all outstanding accounts payables and operating costs to continue operations of Magiclytics including but not limited to payment to any of its vendors, lenders, or other parties in which Magiclytics engages with in the regular course of its business.

The obligations of the Company to consummate the Closing and/or the Call Closing(s) (including the “Final Closing Time”), as applicable, are subject to the satisfaction (or waiver by the Company), at or before the Closing Date or the Call Closing Date, as applicable, of certain customary closing conditions. In addition, Magiclytics and the Magiclytics Shareholders has agreed to certain negative covenants, such that, between December 3, 2020 and the end of the Call Period, Magiclytics and the Magiclytics Shareholders have agreed not to, among other things, amend Magiclytics’ organizational documents, effect any forward or reverse split of the Magiclytics Shares, or grant any options, warrants or other rights to purchase, subscribe for, or otherwise acquire Magiclytics Shares or other equity securities of Magiclytics. To the extent that Magiclytics breaches these negative covenants, then the number of shares of Magiclytics that the Company has the right to acquire will be automatically adjusted and amended such that the Company has the right to acquire a number of shares of Magiclytics comprising 51% of the total shares of Magiclytics.

Notwithstanding the closing and share acquisition procedures outlined above, the Company may elect, in its sole discretion, to complete the initial Closing and one or more Call Closings together, in one closing, on the Closing Date. In such event, the parties acknowledged and agreed, among other things, that there shall be one determination of the Share Price with respect to such closing, certain closing conditions to the Closing and Call Closing(s) will be waived, and agree to reasonably cooperate to make such modifications to the closing processes as may reasonably be required to effect the orderly completion of the Closing and the applicable Call Closing(s) on the same date and in one transaction.

Additional Terms of the Share Exchange Agreement

Further, among other things, the parties to the Share Exchange Agreement agreed the following additional terms.

●	Lock-Up. From the Effective Date until the earlier of the Final Closing Time or the termination of the Share Exchange Agreement, no Magiclytics Shareholder will, directly or indirectly, transfer, offer for sale, sell, pledge, or otherwise dispose of any of the Magiclytics Shares held by such Magiclytics Shareholder which the Company has a right to acquire or which may be acquired by the Company pursuant to the Share Exchange Agreement, being a total of 2,550 Magiclytics Shares held by certain Magiclytics Shareholders (the “Lock-Up Shares”). Each Magiclytics Shareholder authorizes Magiclytics and its transfer agent, if any, to place stop-transfer restrictions on the stock register and other records relating to any Lock-Up Shares.

●	Right of First Refusal. With respect to the Magiclytics Shares held by each Magiclytics Shareholder other than the Lock-Up Shares (i.e. the remaining 2,450 Magiclytics Shares out of 5,00 issued and outstanding) (the “Transferrable Shares”) any Transfer (as defined below) of any Transferrable Shares between the Effective Date and the earlier of the Final Closing Time or the termination of the Share Exchange Agreement shall be subject to a right of first refusal by the Company, whereby the Magiclytics Shareholder must first offer the Transferrable Shares to the Company to purchase. In such event, the Magiclytics Shareholder desiring to transfer their shares must first send a written notice containing the terms and conditions of the proposed transfer, the number of Magiclytics Shares that the Magiclytics Shareholder proposes to transfer, and the offer price for the Magiclytics Shares. Upon receipt of this notice, the Company shall have the right (the “Right of First Refusal”), for a period of thirty (30) days to elect to purchase all or a portion of those Magiclytics Shares at the proposed offer price. In the event that Company does not elect to purchase such shares, the Magiclytics Shareholder may proceed with the transfer.
●	Funding. In consideration of the agreements of Magiclytics and the Magiclytics Shareholders in the Share Exchange Agreement, the Company granted Magiclytics the right to request that the Company provide to Magiclytics up to an aggregate of $100,000 for the purposes of reimbursing Magiclytics for its costs incurred in connection with the Share Exchange Agreement and to provide for the continued operation of Magiclytics and the development of its products and services between the Effective Date and the Closing Date (each, a “Funding”). Magiclytics may request a Funding from time to time following the Effective Date and at any time prior to the earlier of (i) the Closing Date and (ii) the expiration or termination of the Share Exchange Agreement in accordance with its terms. Any Funding(s) provided by the Company shall not be subject to repayment by Magiclytics or the Magiclytics Shareholders.

The Share Exchange Agreement may be terminated on or prior to the Final Closing Time:

(i)	By the mutual written consent of the Company, Magiclytics and the Shareholders’ Representative;
(ii)	By the Company prior to the Closing (a) if the conditions to the Closing have not been satisfied or waived by the Company prior to April 5, 2021 (the “Termination Date”), provided, however, that the Company may not terminate the Share Exchange Agreement if the reason for the failure of any such condition to occur was the breach of the terms of this Share Exchange Agreement by the Company; or (b) or there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of any Magiclytics Party contained in the Share Exchange Agreement, which violation, breach or inaccuracy would cause any of the Closing conditions not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company or cured by the Magiclytics Parties, as applicable, within five (5) Business Days after receipt by Magiclytics of written notice from the Company or is not reasonably capable of being cured prior to the Termination Date;
(iii)	By the Company following the Closing and prior to the occurrence of the Final Closing Time (a) if the conditions to the Call Closing, which would result in the occurrence of the Final Closing Time have not been satisfied or waived by the Company, which waiver the Company may give or withhold in its sole discretion, by the end of the Call Period, unless the reason for the failure of any such condition to occur was the breach of the terms of the Share Exchange Agreement by the Company; or (b) or there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of any Magiclytics Party contained in the Share Exchange Agreement, which violation, breach or inaccuracy would cause any of the Closing conditions not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company or cured by the Magiclytics Parties, applicable, within five (5) Business Days after receipt by Magiclytics of written notice thereof from the Company or is not reasonably capable of being cured prior to the end of the Call Period;
(iv)	By the Company if the Company, in its sole discretion, at any time prior to the Closing or following the Closing or any Call Closing and prior to the completion of all possible Call Closings determines that its due diligence review of Magiclytics is not satisfactory to the Company, then the Company may terminate the Share Exchange Agreement upon notice to Magiclytics and the Shareholders’ Representative; or
(v)	By any Party at any time if a court of competent jurisdiction or other Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under this Share Exchange Agreement and such order or action shall have become final and nonappealable.

The description of the Share Exchange Agreement herein is qualified in its entirety by the terms of the Share Exchange Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 8.01. Other Events.

On December 9, 2020, the Company issued a press release announcing the entry into the Share Exchange Agreement.

The foregoing description of this press release is qualified in its entirety by reference to the press release itself, attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in any websites referenced in Exhibit 99.1 is not a part of this current report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Share Exchange Agreement dated December 3, 2020.
99.1	Press Release dated December 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 9, 2020	TONGJI HEALTHCARE GROUP, INC

	By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Chief Executive Officer